EXHIBIT 1.01

Conflict Minerals Report of View, Inc.

For the Year Ended December 31, 2021

Introduction

View, Inc., together with its consolidated subsidiaries (“View,” “the Company,” “we,” “us,” and “our”), has prepared this Conflict Minerals Report for the reporting period January 1, 2021 to December 31, 2021 pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and the requirements of Form SD (collectively, “the Rules”).

Minerals including tantalum, tin, tungsten, and gold (“3TG”) are classified as “conflict minerals” and may be necessary to the functionality or production of certain products that we manufacture or contract to manufacture. As such, we are subject to the Rules with respect to those necessary conflict minerals. The Rules require us to conduct, in good faith, a reasonable country of origin inquiry (“RCOI”) into those necessary conflict minerals to determine whether they originated in the Democratic Republic of Congo (“DRC”) or an adjoining country (“a covered country” and together, the “covered countries”) or are from recycled or scrap sources. If, as a result of our RCOI procedures, we know or have reason to believe that any of our necessary conflict minerals originated in one or more of the covered countries and are not from recycled or scrap materials, then we are required to exercise due diligence to determine the source and chain of custody of such conflict minerals.

This Report and Form SD can be found on our website at www.view.com.

Company Overview

View is a technology company that makes buildings smart and connected to improve people’s health, productivity and experience, while simultaneously reducing energy consumption. Our market leading innovations and products enable people to lead healthier and more productive lives by allowing in more natural daylight and views while minimizing glare and heat, and simultaneously reducing the building’s carbon footprint and energy usage. We have achieved these transformations by designing, manufacturing, and providing electrochromic or “smart” glass panels to which we add a 1 micrometer (approximately 1/100th the thickness of human hair) proprietary electrochromic coating that fundamentally changes the building’s thermodynamics and the health of the humans inside it. Through our proprietary network infrastructure, each View Smart Glass window is provided an individual IP-addressable location and when combined with our proprietary software and algorithms, View Smart Glass intelligently adjusts in response to the sun by tinting from clear to dark states, and vice versa. In addition, we now offer a suite of fully integrated, cloud-connected smart-building products that we believe will enable us to further optimize the human experience within buildings.

For further discussion of our products and services, see our definitive proxy statement filed on February 16, 2021, as supplemented on February 23, 2021 (the “Proxy Statement”). The information contained in the Proxy Statement is not incorporated by reference into this Conflict Minerals Report or our Form SD for 2021 and should not be considered part of this Conflict Minerals Report or the associated Form SD.

View’s Conflict Minerals Policy

Our goal is to eliminate the use of Conflict Minerals. We are aware that our products contain 3TG metals that are necessary to the functionality or production of those products. To this end, View works with its suppliers to identify the sources of all 3TG metals used in our products. If any of these metals may originate from the Covered Countries, then further investigation is required. We use the tools provided by the Responsible Minerals Initiative (“RMI”) to gather information from our suppliers. The information requested includes the name and location of smelters or refiners used to produce the metals, and the origin of the minerals. Our due diligence process and efforts are consistent with the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”).

Our Conflict Minerals Policy can be found on our website at www.view.com.

Description of Product Identification and RCOI Processes

We have concluded that, during 2021, we manufactured and contracted to manufacture products containing certain conflict minerals. As such, we conducted a RCOI process to determine whether any of the conflict minerals originated, or may have originated, in the covered countries and whether such conflict minerals originated from recycled or scrap sources.

We conducted an assessment to determine which of our direct suppliers may be providing components of our products that are likely to contain conflict minerals. We employed a collaborative process to identify the applicable list of components and suppliers to focus our efforts, consulting with members of our supply chain department. We verified with such personnel that the population of components and suppliers was complete and comprehensive for our 2021 procedures. We then identified the list of suppliers that we directly procured materials from (“tier one” or “direct” suppliers) to survey. Three suppliers were confirmed to have supplied products or components to us that contained conflict minerals during the year ended December 31, 2021, all of which responded to our surveys.

Results

Leveraging the RMI Conflict Minerals Reporting Template (“CMRT”), our RCOI consisted of surveying tier one suppliers confirmed to have supplied products that contained conflict minerals that were either used to manufacture our smart glass panels or contracted for the manufacturing of our balance of system components. This template includes information regarding the smelters, origins of conflict minerals, supplier due diligence programs, and whether the materials originate from recycled or scrap sources.

As part of reviewing the completed CMRT surveys, responses were reviewed for completeness, reasonableness, and consistency, and we followed up with our suppliers for corrections and clarifications as needed.

Our tier one suppliers performed similar RCOI procedures to identify the chain of custody from their suppliers back to the smelter and country of origin. We relied on the good faith efforts of our tier one suppliers to provide us with reasonable information and representations relating to the smelter and country of origin. The smelter or refiner facilities that may have been used to process our necessary conflict minerals are contained in Annex I. See “Smelter and Refiner Facilities” below for more detail regarding the information contained in Annex I.

Based on the surveys received from our suppliers and the RCOI procedures conducted for our business, we concluded that we had reason to believe that a portion of our necessary conflict minerals originated or may have originated in the covered countries and such necessary conflict minerals may not have been from recycled or scrap sources. Based on this result, we exercised due diligence to determine the source and chain of custody of such conflict minerals as described below.

Framework Used to Develop Due Diligence Measures

In accordance with the Rules, we undertook due diligence efforts to determine the country, mine, or location of origin and facilities used to produce the conflict minerals used in our products. We designed our due diligence measures to conform in all material respects with the internationally recognized due diligence framework as set forth in the OECD Guidance and related supplements for 3TG.

Due Diligence Undertaken to Comply with the OECD Framework

Our due diligence process for 2021 included the following steps:

OECD Step 1: Establish a Company Management System

•

We have adopted and communicated our conflict minerals policy both publicly and to relevant internal and external parties, which conflict minerals policy is available at www.view.com, and is not incorporated herein by reference.

•

We have an operating, cross-functional internal governance team with representatives from our supply chain, engineering, compliance, and legal departments to ensure policy statements and control processes are followed.

•

As described above, we undertook an RCOI with respect to the Conflict Minerals in our supply chain by requesting a CMRT be completed by each of our suppliers to gather information about their use of Conflict Minerals, the smelters and refiners in their supply chain that are included in our Covered Products, and the countries of origin for such Conflict Minerals.

•	Our Code of Conduct contains procedures whereby employees can report violations, including via our anonymous ethics hotline.

•	We have a records retention process to ensure retention of conflicts minerals due diligence materials.

OECD Step 2: Identify and Assess Risks in Supply Chain

•

We conducted our surveys leveraging the CMRT, which were sent to all relevant suppliers considered to be subject to the Rules. We used the CMRT to identify smelter or refiner facilities and countries of origin of our necessary conflict minerals.

•	We relied on RMI and other information provided by our suppliers to identify countries of origin for Responsible Minerals Assurance Program (“RMAP”) compliant smelter or refiner facilities.

•

We reviewed the responses from the CMRT questionnaires with our supply chain department and crosschecked the list with RMAP facilities found at www.responsiblemineralsinitiative.org, which website is not incorporated herein by reference.

OECD Step 3: Design and Implement a Strategy to Respond to Identified Risks

•

As we do not source directly from smelter or refiner facilities, we rely on our direct suppliers to provide us with the necessary information about the source of Conflict Minerals contained in our products. Our suppliers are similarly reliant upon information provided by their suppliers to provide information regarding the country of origin of Conflict Minerals that are included in our products. Thus, there is a risk that the final information provided to us and upon which we rely is incomplete or inaccurate.

OECD Step 4: Independent Third-Party Audit of Smelter/Refiner Due Diligence Practices

•

As we do not source directly from smelter or refiner facilities, we rely on the RMAP to oversee and coordinate third-party audits of these facilities. The RMAP audit protocols and procedures were designed by the RMI. These audit protocols and procedures require the smelters or refiners to engage specially trained third-party auditors to independently verify that these smelters and refiners can be considered conflict free.

•	We rely on the publicly available audit results of the RMAP third-party audits to validate the sourcing practices of facilities in our supply chain.

OECD Step 5: Report Annually on Supply Chain Due Diligence

•

We file a Form SD and Conflict Minerals Report with the Securities and Exchange Commission on an annual basis, as necessary. Our Form SD and Conflict Minerals Report are also available on our website at investors.view.com and is not incorporated herein by reference.

Smelter and Refiner Facilities

In connection with our RCOI and due diligence efforts, our suppliers provided us with lists of facilities that may have processed the necessary conflict minerals used in our products during 2021. Such facility information is included in Annex I.

Due Diligence Efforts to Identify Country, Location, and Mine of Origin of Conflict Minerals in Products

After obtaining CMRT forms and related documentation through our RCOI and due diligence processes as described above, we compared the smelters and refiners used by relevant suppliers with the list of smelters and refiners from the RMAP, as well as responses in the CMRT, to gather the country, location, and mine of origin information. We also reviewed public information, to the extent available, in an attempt to verify the mine or location of origin. All of the smelters/refiners on our list have been verified as conformant by the RMAP. Therefore, based on our due diligence efforts, we conclude the Conflict Minerals contained in our Covered Products come from suppliers using smelters or refiners listed as conformant by RMI. However, we rely on our direct suppliers to provide us with the necessary information about the source of Conflict Minerals contained in the Covered Products that we contract with them to manufacture for us and our suppliers are similarly reliant upon information provided by their suppliers. Thus, there is a risk that the final information provided to us and upon which we rely is incomplete or inaccurate.

ANNEX I

SMELTER LIST

Metal	Smelter Name	Smelter Country	Status

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant

Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant

Tungsten	Jiangxi Tungsten Co Ltd	CHINA	Conformant

Tin	Minsur	PERU	Conformant

Tin	Mineracao Taboca S.A.	BRAZIL	Conformant

Tin	PT Timah Tbk Mentok	INDONESIA	Conformant

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant

Tin	PT Timah Tbk Kundur	INDONESIA	Conformant

Tin	PT Mitra Stania Prima	INDONESIA	Conformant

Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant

Tin	Fenix Metals	POLAND	Conformant

Tin	Yunnan Tin Company Limited	CHINA	Conformant

Tin	PT Refined Bangka Tin	INDONESIA	Conformant

Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant

Tin	PT Menara Cipta Mulia	INDONESIA	Conformant

Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant

Tin	Thaisarco	THAILAND	Conformant

Tin	CV Venus Inti Perkasa	INDONESIA	Conformant

Tin	Metallo Belgium N.V.	BELGIUM	Conformant

Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant

Tin	PT Bangka Serumpun	INDONESIA	Conformant

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant

Gold	8853 S.p.A.	ITALY	Conformant

Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant

Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant

Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conformant

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant

Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant

Gold	Asahi Pretec Corp.	JAPAN	Conformant

Gold	Asahi Refining Canada Ltd.	CANADA	Conformant

Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant

Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant

Gold	Aurubis AG	GERMANY	Conformant

Gold	Bangalore Refinery	INDIA	Conformant

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant

Gold	Boliden AB	SWEDEN	Conformant

Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant

Gold	CCR Refinery—Glencore Canada Corporation	CANADA	Conformant

Gold	Cendres + Metaux S.A.	SWITZERLAND	Conformant

Gold	Chimet S.p.A.	ITALY	Conformant

Gold	Chugai Mining	JAPAN	Conformant

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant

Gold	DODUCO Contacts and Refining GmbH	GERMANY	Conformant

Gold	Dowa	JAPAN	Conformant

Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant

Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant

Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant

Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant

Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant

Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	Conformant

Gold	Heimerle + Meule GmbH	GERMANY	Conformant

Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant

Gold	Heraeus Germany GmbH Co. KG	GERMANY	Conformant

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant

Gold	Istanbul Gold Refinery	TURKEY	Conformant

Gold	Italpreziosi	ITALY	Conformant

Gold	Japan Mint	JAPAN	Conformant

Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant

Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant

Gold	Kazzinc	KAZAKHSTAN	Conformant

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant

Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant

Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant

Gold	L’Orfebre S.A.	ANDORRA	Conformant

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant

Gold	Marsam Metals	BRAZIL	Conformant

Gold	Materion	UNITED STATES OF AMERICA	Conformant

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant

Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant

Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant

Gold	Mitsubishi Materials Corporation	JAPAN	Conformant

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant

Gold	Nihon Material Co., Ltd.	JAPAN	Conformant

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant

Gold	PAMP S.A.	SWITZERLAND	Conformant

Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant

Gold	PX Precinox S.A.	SWITZERLAND	Conformant

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant

Gold	REMONDIS PMR B.V.	NETHERLANDS	Conformant

Gold	Royal Canadian Mint	CANADA	Conformant

Gold	SAAMP	FRANCE	Conformant

Gold	Safimet S.p.A	ITALY	Conformant

Gold	SAFINA A.S.	CZECHIA	Conformant

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant

Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant

Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant

Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant

Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant

Gold	T.C.A S.p.A	ITALY	Conformant

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant

Gold	Shandong Gold Smelting Co., Ltd.	CHINA	Conformant

Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant

Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant

Gold	Torecom	KOREA, REPUBLIC OF	Conformant

Gold	Umicore Precious Metals Thailand	THAILAND	Conformant

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant

Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant

Gold	Valcambi S.A.	SWITZERLAND	Conformant

Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant

Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant

Gold	Yamakin Co., Ltd.	JAPAN	Conformant

Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant

Tantalum	Asaka Riken Co., Ltd.	JAPAN	Conformant

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant

Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant

Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant

Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant

Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	Conformant

Tantalum	TANIOBIS Co., Ltd.	THAILAND	Conformant

Tantalum	TANIOBIS GmbH	GERMANY	Conformant

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant

Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant

Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	Conformant

Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant

Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant

Tantalum	KEMET de Mexico	MEXICO	Conformant

Tantalum	LSM Brasil S.A.	BRAZIL	Conformant

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant

Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant

Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant

Tantalum	NPM Silmet AS	ESTONIA	Conformant

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant

Tantalum	Meta Materials	NORTH MACEDONIA, REPUBLIC OF	Conformant

Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant

Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant

Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant

Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant

Tin	Alpha	UNITED STATES OF AMERICA	Conformant

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant

Tin	China Tin Group Co., Ltd.	CHINA	Conformant

Tin	CV Ayi Jaya	INDONESIA	Conformant

Tin	PT Aries Kencana Sejahtera	INDONESIA	Conformant

Tin	PT Rajehan Ariq	INDONESIA	Conformant

Tin	Dowa	JAPAN	Conformant

Tin	Metallo Spain S.L.U.	SPAIN	Conformant

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Conformant

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant

Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA	Conformant

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Conformant

Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant

Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant

Tin	Mitsubishi Materials Corporation	JAPAN	Conformant

Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant

Tin	PT Babel Inti Perkasa	INDONESIA	Conformant

Tin	PT Babel Surya Alam Lestari	INDONESIA	Conformant

Tin	PT Timah Nusantara	INDONESIA	Conformant

Tin	PT Prima Timah Utama	INDONESIA	Conformant

Tin	PT Rajawali Rimba Perkasa	INDONESIA	Conformant

Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant

Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant

Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant

Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant

Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant

Tin	Soft Metais Ltda.	BRAZIL	Conformant

Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Conformant

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Conformant

Tin	Luna Smelter, Ltd.	RWANDA	Conformant

Tin	PT Mitra Sukses Globalindo	INDONESIA	Conformant

Tungsten	A.L.M.T. Corp.	JAPAN	Conformant

Tungsten	ACL Metais Eireli	BRAZIL	Conformant

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant

Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Conformant

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant

Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant

Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant

Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant

Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Conformant

Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Conformant

Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant

Tungsten	Masan High-Tech Materials	VIET NAM	Conformant

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant

Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant